SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective
Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AML COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0130894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Avenida Acaso Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Fifth Amended and Restated 1995 Stock Incentive Plan

(Full title of the plan)

Jacob Inbar
1000 Avenida Acaso
Camarillo, California 93012

(Name and address of agent for service)

(805) 388-1345

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

The Registration Statement on Form S-8 (File Nos.333-5126, 333-68097, 333-51256 and 333-129340) (the “Registration Statement”) of AML Communications, Inc. (the “registrant”) pertaining to an aggregate 3,500,000 shares of common stock to which this Post-Effective Amendment No. 1 relates, became effective on February 21, 1996, November 30, 1998, December 5, 2000 and October 31, 2005, respectively.

In accordance with an undertaking made by AML Communications, Inc. in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the registrant hereby de-registers 623,574 shares of the total 3,500,000 shares of the registrant’s common stock originally registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California on December 15, 2005.

AML Communications, Inc.

By:	/s/ Jacob Inbar
Jacob Inbar, President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

Dated: December 15, 2005	/s/ Jacob Inbar
Jacob Inbar, President, Chief Executive Officer and
Chairman of the Board

Dated: December 15, 2005	/s/ Tiberiu Mazilu
Tiberiu Mazilu, Vice President-Engineering and Director

Dated: December 15, 2005	/s/ Edwin J. McAvoy
Edwin J. McAvoy, Secretary, Vice President-Sales, and Director

Dated: December 15, 2005	/s/ Susan Kelley
Susan Kelley, Director of Finance and Principal
Accounting Officer

Dated: December 15, 2005	/s/ David A. Derby
David A. Derby, Director

Dated: December 15, 2005	/s/ Richard W. Flatow
Richard W. Flatow, Director

Dated: December 15, 2005	/s/ Gerald M. Starek
Gerald M. Starek, Director